UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2006

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Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

350 Poplar Church Road, Camp Hill, PA	17011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 717-763-7064

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Credit Facility
On December 22, 2006, Harsco Corporation (the “Company”), The Royal Bank of Scotland, PLC, as syndication agent (the “Syndication Agent”) and Citicorp North America, Inc., as administrative agent (the “Administrative Agent”), entered into Amendment No. 1 (“Amendment No. 1”) to the 364-Day Credit Agreement, dated as of December 23, 2005 (the “Credit Facility”).

Prior to Amendment No. 1, the Credit Facility provided for a $100,000,000 facility and expired on December 22, 2006. As a result of Amendment No. 1, the termination date of the Credit Facility has been extended until December 21, 2007 and the Company has been provided with additional flexibility by being allowed to request, at any time after January 1, 2007, but not more than once, that the Credit Facility be increased by an amount of $25,000,000 or by integral multiples of $5,000,000 in excess thereof, provided that the full amount of the facility may not exceed $250,000,000.

The amended Credit Facility provides the Company with additional financial flexibility to pursue its growth strategies. The Company also has U.S. and international commercial paper programs and other credit facilities available as more fully described in its Form 10-Q for the period ended September 30, 2006.

Amendment No. 1 further provides that, in addition to reducing by an amount equal to the net cash proceeds of the issuance of any equity security in the capital markets or any debt security in the capital markets with a maturity in excess of one year, the Credit Facility will also be reduced in connection with any sale, lease, transfer or other disposition of any asset of the Company or any of its subsidiaries (other than sales of inventory in the ordinary course of business or other asset sales for which the cash proceeds in any single transaction or series or related transactions are less than $50,000,000), by an amount equal to the net cash proceeds thereof.

After giving effect to Amendment No. 1, the Credit Facility continues to contain usual and customary affirmative and negative covenants and customary events of default that would permit the lenders to accelerate the loans if not cured within applicable grace periods, including the failure to make timely payments under the Credit Facility, the failure to satisfy covenants and specified events of bankruptcy and insolvency.

The foregoing description of Amendment No. 1 and certain provisions of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, which is attached hereto as Exhibit 10.1, the full text of the Credit Facility previously filed with the commission and by reference to the description of our debt and credit agreements contained in the Company’s Form 10-K for the year ended December 31, 2005. From time to time, certain of the Lenders provide customary commercial and investment banking services to the Company.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1.    Amendment No. 1 to the Credit Agreement, dated as of December 22, 2006, by and among Harsco Corporation, The Royal Bank of Scotland, PLC, as syndication agent, and Citicorp North America, Inc., as administrative agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION (Registrant)

DATE December 22, 2006	By:	/s/ Salvatore D. Fazzolari
Salvatore D. Fazzolari
President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit 10.1.    Amendment No. 1 to the Credit Agreement, dated as of December 22, 2006, by and among Harsco Corporation, The Royal Bank of Scotland, PLC, as syndication agent, and Citicorp North America, Inc., as administrative agent.